Exhibit 32(b)
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Form 10-Q of CommerceFirst Bancorp, Inc. for the nine months ended September 30, 2010, I, Michael T. Storm, Executive Vice President and Chief Financial Officer of CommerceFirst Bancorp, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:
(1) such Form 10-Q for the nine months ended September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in such Form 10-Q for the nine months ended September 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of CommerceFirst Bancorp, Inc.

/s/ Michael T. Storm
Michael T. Storm
Executive Vice President and Chief Financial Officer

Date: November 5, 2010